Exhibit 17

Exhibit 17

PROXY TABULATOR

P.O. BOX 9132

HINGHAM, MA 02043-9132

LABEL BELOW FOR MIS USE ONLY!

PO# N1000A

GREENWICH STREET—SB VAR #255

PFPC SMITH BARNEY

ORIGINAL 1UP POLY 4/25/05 TD

MEGAN (GREENWICH STREET #1 PROXY JUN 2005 MBD)

PE #1 4-25-05 JA

REVISION #1 4/28/05 TD

REVISION #2 4/29/05 TD

MIS EDITS: # OF CHANGES         /         PRF 1          PRF 2

OK TO PRINT AS IS*                      *By signing this form you are

authorizing MIS to print this form in its current state.

SIGNATURE OF PERSON AUTHORIZING PRINTING DATE

PROXY CARD

PROXY CARD

GREENWICH STREET SERIES FUND

SALOMON BROTHERS VARIABLE ALL CAP VALUE FUND

The undersigned hereby appoints R. Jay Gerken, Andrew B. Shoup, James M. Giallanza, Kaprel Ozsolak, Thomas C. Mandia and Michael Kocur, attorneys, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) of Salomon Brothers Variable All Cap Value Fund to be held at Citigroup Center, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m.on June 24, 2005 and at any adjournments thereof. The undersigned hereby acknowledges receipt of the enclosed Notice of Special Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

Date:                     , 2005

PLEASE SIGN IN BOX BELOW

Signature(s) Title(s), if applicable

Please sign exactly as your name appears on this Proxy. If joint owners. EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

SB GREENWICH 1—mbd

LABEL BELOW FOR MIS USE ONLY!

PO# N1000A

GREENWICH STREET—SB VAR #255

PFPC SMITH BARNEY

ORIGINAL 1UP POLY 4/25/05 TD

MEGAN (GREENWICH STREET #1 PROXY JUN 2005 MBD)

PE #1 4-25-05 JA

REVISION #1 4-29-05 JA

MIS EDITS: # OF CHANGES         /         PRF 1          PRF 2

OK TO PRINT AS IS*                      *By signing this form you are

authorizing MIS to print this form in its current state.

SIGNATURE OF PERSON AUTHORIZING PRINTING DATE

Please fill in box(es) as shown using black or blue ink or number 2 pencil.    ☒

PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY CARD IS SOLICITED BY THE BOARD OF TRUSTEES OF GREENWICH STREET SERIES FUND.

IF THIS PROXY CARD IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL.

The Board of Trustees of Greenwich Street Series Fund recommends that you vote in favor of Proposal 1.

FOR

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AGAINST

`

ABSTAIN

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1. To approve a Plan of Reorganization providing for (i) the acquisition of all of the assets of Salomon Brothers Variable All Cap Value Fund (the “Acquired Fund”), a series of Greenwich Street Series Fund (the “Greenwich Fund”), in exchange for shares of the Fundamental Value Portfolio, a series of Greenwich Fund (the “Acquiring Fund”), and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, (ii) distribution to shareholders of the Acquired Fund of such shares of the Acquiring Fund in liquidation of the Acquired Fund and cancellation of the Acquired Fund’s outstanding shares and (iii) the subsequent termination of the Acquired Fund as a series of Greenwich Fund.

2. To transact such other business as may properly come before the Special Meeting or an adjournment(s) thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

SB GREENWICH 1—mbd